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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                      Date of Report:  DECEMBER 16, 1998


                             EQUITY MARKETING, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


               0-23346                                13-3534145
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       (Commission File Number)               (IRS Employer I.D. Number)


           131 S. RODEO DRIVE, BEVERLY HILLS, CALIFORNIA        90212
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             (Address of principal executive offices)         (Zip Code)


                                 (310) 887-4300
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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         (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS


        Equity Marketing Inc. announced on December 15, 1998 that Teresa P. Covington will join the Company as Vice President of Finance, effective January 4, 1999. She will be responsible for the Company's finance, accounting and management information systems functions.

        Ms. Covington is currently the Vice President of Operations for Harman International Industries, where she is responsible for managing a staff of up to 100 people in finance, accounting, quality assurance, human resources and other functions. Before joining Harman in 1996, Ms. Covington held several senior level operations and finance positions at Mattel, Inc., including Director of Finance. Between 1985 and 1989, she was on the senior technical staff at the TRW Space Communications Division. She holds a bachelor's degree in electrical engineering from the University of Illinois, a master's degree in electrical engineering from the University of Southern California and a master's in business administration from Stanford Graduate School of Business.

        Ms. Covington will assume responsibilities previously held by Michael
J. Welch, Equity Executive Vice President and Chief Financial Officer, whose last day with Equity was December 11, 1998. Gary L. Trumbo, Executive Vice President of Consumer Product Sales, also left the Company on December 11, 1998. His responsibilities will be reassigned within the organization. The executives departed as a result of mutual decisions made between each of them and the Company.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           EQUITY MARKETING, INC.


Date:  December 16, 1998                   /s/ LELAND P. SMITH
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                                           Leland P. Smith
                                           Senior Vice President
                                           General Counsel and Secretary